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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K

           Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Act of 1934


Date of Report (Date of earliest event reported):  January 24, 1997


            GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-A GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-B GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-C GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-D GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-E GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-F GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-G GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-H
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       (Exact name of Registrant as specified in its Articles)

                         II-A: 0-16388            II-A: 73-1295505
                         II-B: 0-16405            II-B: 73-1303341
                         II-C: 0-16981            II-C: 73-1308986
                         II-D: 0-16980            II-D: 73-1329761
                         II-E: 0-17320            II-E: 73-1324751
                         II-F: 0-17799            II-F: 73-1330632
                         II-G: 0-17802            II-G: 73-1336572
   Oklahoma              II-H: 0-18305            II-H: 73-1342476
----------------         --------------          -----------------
(State or other          (Commission              (I.R.S. Employer
jurisdiction of          File No.)                Identification)
incorporation or
organization)



          Two West Second Street, Tulsa, Oklahoma      74103
          ---------------------------------------------------
          (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (918) 583-1791
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ITEM 5:   OTHER EVENTS

     Sale of Properties.
     ------------------

     The  General  Partner and  its  affiliates are  currently  in the process of evaluating certain oil and gas properties owned and/or operated by the General Partner and the Geodyne Energy Income Limited Partnership II-A, Geodyne Energy Income Limited Partnership II-B, Geodyne Energy Income Limited Partnership II-C, Geodyne Energy Income Limited Partnership II-D, Geodyne Energy Income Limited Partnership II-E, Geodyne Energy Income Limited Partnership II-F, Geodyne Energy Income Limited Partnership II-G, and Geodyne Energy Income Limited Partnership II-H (collectively, the "Partnerships"). As a result of such evaluation, it is expected that certain of these properties will be placed in bid packages and offered for sale during the first half of 1997. It is likely that the Partnerships will have an interest in some of the properties being sold. It is currently estimated that the value of such sales, as a percentage of total proved reserves of any given Partnership, will range from 1% to 20%.

     The decision to accept any offer for the purchase of such properties will be made by the General Partner after giving due consideration to the offer price and the General Partner's estimate of both the properties' remaining proved reserves and future operating costs. Net proceeds from the sale of any such Partnership properties will be distributed to the Partnership and will be included in the calculation of the Partnership's cash distributions for the quarter immediately following receipt by the Partnership of the proceeds.

     Following completion of any sales the Partnerships' quantity of proved reserves will be reduced. It is also possible that the
Partnerships' repurchase values and future cash distributions could decline as a result of any reduced reserve base. On the other hand, the General Partner believes that there will be beneficial operating efficiencies related to the Partnerships' remaining properties. This is primarily due to the fact that the properties to be sold are more likely to bear a higher ratio of operating expenses as compared to reserves than the properties remaining in the Partnerships. The net effect of such property sales is difficult to predict as of the date of this Current Report on Form 8-K.

     Year End Values.
     ---------------

     The General Partner is required to provide year-end values of the Partnerships' underlying properties to its limited partners pursuant to the Partnerships' partnership agreements. Attached is a form of the letter to be sent to the limited partners on or about January 27, 1997, and a chart showing, on a per-unit basis, the 1996 Year-End Estimated Valuations for the Partnerships.

ITEM 7:   EXHIBITS

20.1 Form of letter to be sent to the limited partners of the Partnerships on or about January 27, 1997.

99.1      Chart  showing  on  a   per-unit  basis  the  1996  Year-End
          Estimated Valuations for the Partnerships.

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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP II-A
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP II-B
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP II-C
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP II-D
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP II-E
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP II-F
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP II-G
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP II-H

                         By:  GEODYNE RESOURCES, INC.
                              General Partner


DATE: January 24, 1997             //s// Dennis R. Neill
                              ______________________________
                              Dennis R. Neill
                              President




                                 -3-

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